Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Pyramid Oil Company of our report dated March 31, 2014, relating to our audit of the financial statements of Pyramid Oil Company, appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such prospectus.

/s/ SingerLewak LLP

Los Angeles, California

August 4, 2014